Exhibit 21.1

Subsidiaries

Legal Name of Entity	Ownership

Wealthlink Co., Ltd.	Owned 100% by SOKO

Harbin Mege Union Beauty Management Ltd.	Owned 100% by Wealthlink

Harbin Tai Ai Beauty Co. Ltd.	Owned 100% by Mege Union

Shenyang Letian Yoga Fitness Center	Owned 51% by Mege Union

Shenyang Starway Fitness Co., Ltd.	Owned 51% by Mege Union

Harbin Huang Emperor & Golden Gym Club Co., Ltd.	Part of Queen Group - owned 100% by SOKO's Chairman and operated under agreements between entity and Mege Union

Harbin Queen Beauty Demonstration Center ("Harbin Demonstration Center")	Part of Queen Group - owned 100% by SOKO's Chairman and operated under agreements between entity and Mege Union

Harbin Queen Beauty Demonstration Center Nangang Branch	A branch of Harbin Demonstration Center and as such part of Queen Group

Harbin Queen Beauty Demonstration Center Xuanhua Branch	A branch of Harbin Demonstration Center and as such part of Queen Group

Harbin Daoli Queen Demonstration Beauty Parlor	Part of Queen Group - owned 100% by SOKO's Chairman and operated under agreements between entity and Mege Union

Harbin Xinyang Spa	Part of Queen Group - owned 100% by SOKO's Chairman and operated under agreements between entity and Mege Union

Harbin SOKO Spa	Part of Queen Group - owned 100% by SOKO's Chairman and operated under agreements between entity and Mege Union

Shenyang Queen Beauty Demonstration Co. Ltd.	Part of Queen Group - owned 100% by SOKO's Chairman and operated under agreements between entity and Mege Union

Harbin Queen Beauty Vocational Skill Training School	Part of Queen Group - owned 100% by SOKO's Chairman and operated under agreements between entity and Mege Union